Exhibit 99.2

HCI Group Announces Pricing of Underwritten Public Offering of Common Stock

TAMPA, Fla., December 6, 2023 (GLOBE NEWSWIRE) – HCI Group, Inc. (NYSE: HCI), a holding company with operations in homeowners insurance, information technology services, real estate, and reinsurance, announced today the pricing of its underwritten public offering of 1,000,000 shares of its common stock at a public offering price of $78 per share, for total gross proceeds of approximately $78 million, before deducting underwriting discounts and commissions and other offering expenses payable by HCI Group. All of the shares in the offering are being sold by HCI Group. In addition, HCI Group has granted the underwriters a 30-day option to purchase up to 150,000 additional shares of its common stock at the public offering price, less the underwriting discounts and commissions. The offering is expected to close on December 11, 2023, subject to the satisfaction of customary closing conditions.

JMP Securities, A Citizens Company, is acting as lead book-running manager for the offering, and Truist Securities is acting as joint book-running manager. Oppenheimer & Co. is acting as book-running manager.

HCI Group intends to use the net proceeds from the offering, if completed, for general corporate purposes, including the continued assumption of policies from Citizens Property Insurance Corporation.

The shares are being offered by HCI Group pursuant to a shelf registration statement that was filed with the Securities and Exchange Commission (“SEC”) on September 8, 2023 and declared effective by the SEC on September 28, 2023. This offering is being made only by means of a prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering has been filed with the SEC and may be obtained for free by visiting the SEC’s website at www.sec.gov. A final prospectus supplement relating to the offering will be filed with the SEC. When available, copies of the final prospectus supplement and the accompanying prospectus may also be obtained by contacting: Citizens JMP Securities, LLC, Attn: Syndicate Department, 600 Montgomery Street, Suite 1100, San Francisco, CA 94111, by telephone at 415-835-8985, or by email at syndicate@jmpsecurities.com.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About HCI Group, Inc.

HCI Group, Inc. owns subsidiaries engaged in diverse, yet complementary business activities, including homeowners insurance, information technology services, insurance management, real estate, and reinsurance. HCI’s leading insurance operation, TypTap Insurance Company, is a technology-driven homeowners insurance company. TypTap’s operations are powered in large part by insurance-related information technology developed by HCI’s software subsidiary, Exzeo USA, Inc. HCI’s largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., provides homeowners insurance primarily in Florida. HCI’s real estate subsidiary, Greenleaf Capital, LLC, owns and operates multiple properties in Florida, including office buildings, retail centers and marinas.

The company’s common shares trade on the New York Stock Exchange under the ticker symbol “HCI” and are included in the Russell 2000 and S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements concerning the expected closing of the proposed offering and the anticipated use of proceeds from the offering. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “confident,” “prospects,” “project,” “continuing,” “ongoing,” “believe,” “intend,” “may,” “will,” “should,” “could,” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all and other factors discussed in the “Risk Factors” section of the preliminary prospectus supplement to be filed with the SEC, HCI Group’s Annual Report on Form 10-K filed with the SEC on March 10, 2023, and the risks described in other filings that HCI Group may make with the SEC. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company’s business, financial condition and results of operations. HCI Group disclaims all obligations to update any forward-looking statements.

Company Contact:

Bill Broomall, CFA

Investor Relations

HCI Group, Inc.

Tel (813) 776-1012

wbroomall@typtap.com

Investor Relations Contact:

Matt Glover

Gateway Group, Inc.

Tel 949-574-3860

HCI@gatewayir.com